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                                                                    EXHIBIT 99.1


PROXY
                              HEADHUNTER.NET, INC.
                          333 RESEARCH COURT, SUITE 200
                             NORCROSS, GEORGIA 30092

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEADHUNTER.NET,
                                      INC.

        The undersigned, having received the Notice of Annual Meeting and Proxy Statement/Prospectus, hereby appoints Robert M. Montgomery, Jr. and Mark W. Partin as proxies, each with the power of substitution, and hereby authorizes each of them to vote all shares of common stock of the undersigned at the 2000 Annual Meeting of Shareholders of HeadHunter.NET, Inc. to be held at the offices of Alston & Bird LLP at One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309 on Tuesday, July 19, 2000, at 9:00 a.m. (local time).

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS NOMINEES LISTED IN PROPOSAL 2 AND "FOR" PROPOSALS 1, 3, 4 AND 5. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

              ----------------------------------------------------

                              FOLD AND DETACH HERE

           2000 ANNUAL MEETING OF SHAREHOLDERS OF HEADHUNTER.NET, INC.

[X]     Please mark your votes as in this example

        The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

1. To approve the issuance of 7.5 million shares of HeadHunter.NET common stock in the merger of CareerMosaic into a wholly owned subsidiary of HeadHunter.NET.

                For [ ]        Against [ ]       Abstain [ ]

2. To elect three Class II directors to serve until the 2003 Annual Meeting of Shareholders. Nominees are:

                 J. Douglas Cox
                 Donald W. Weber
                 Kimberley E. Thompson

                For [ ]                Withhold Authority [ ]

        To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:

                         ------------------------------



3. To approve the HeadHunter.NET, Inc. 2000 Qualified Employee Stock Purchase Plan.

                For [ ]        Against [ ]       Abstain [ ]

4. To approve the amendment to the HeadHunter.NET, Inc. 1998 Long-Term Incentive Plan, which increases the number of shares of common stock available for awards under the plan from one million to four million shares.

                For [ ]        Against [ ]       Abstain [ ]

5. To ratify the selection of Arthur Andersen LLP as HeadHunter.NET's independent auditors to serve for the fiscal year ending December 31, 2000.

                For [ ]        Against [ ]       Abstain [ ]


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IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
THAT MAY PROPERLY COME BEFORE THE 2000 ANNUAL MEETING OF SHAREHOLDERS AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OF WHICH HEADHUNTER.NET DID NOT HAVE
NOTICE ON OR BEFORE JUNE 12, 2000.

        Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                    Shares Held:
                                                --------------------------------

                                    --------------------------------------------
                                               Signature of Shareholder

                                    --------------------------------------------
                                     Signature of Shareholder (if held jointly)

                                    Dated: _________________________, 2000
                                                Month       Day

       THIS PROXY MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.


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